Exhibit 99.1

DCT INDUSTRIAL TRUST REPORTS

2007 SECOND QUARTER RESULTS

FFO Per Share Increases 11.8% Year-Over-Year

DENVER, CO — August 7, 2007 — DCT Industrial Trust Inc. (NYSE: DCT), a leading industrial real estate investment trust, today announced financial results for the quarter ended June 30, 2007.

Funds from operations (FFO) attributable to common stockholders totaled $37.9 million for the second quarter of 2007, and $71.2 million for the six months ended June 30, 2007. Second quarter FFO of $0.19 per diluted share represented an increase of 11.8% from $0.17 per diluted share reported for the second quarter of 2006, and FFO for the six months ended June 30, 2007 increased 12.5% to $0.36 per diluted share, compared to $0.32 per diluted share reported for the six months ended June 30, 2006.

Net income attributable to common stockholders for the second quarter of 2007 was $7.8 million, or $0.05 per diluted share, compared to a loss of $1.6 million, or $(0.01) per diluted share, for the second quarter of 2006. Net income for the six months ended June 30, 2007 was $23.2 million, or $0.14 per diluted share, which compares to net income of $0.3 million, or breakeven on a per diluted share basis, for the six months ended June 30, 2006.

Second quarter 2007 net income includes $9.1 million of gain on sales or contribution of real estate, of which $9.0 million was recognized in FFO. Net income for the first six months of 2007 includes $26.6 million of gain on sales or contribution of real estate, of which $12.7 million was recognized in FFO.

“I am pleased with our second quarter results. Our financial and operating performance improved on a year-over-year basis, and we are on track to meet our stated goals for 2007,” said Phil Hawkins, Chief Executive Officer of DCT Industrial. “Our continued focus on recycling capital, one of the Company’s principal objectives, is clearly demonstrated by a disciplined investment program that has

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resulted in $81.1 million of consolidated acquisitions, $54.4 million of dispositions, and $151.4 million of assets contributed to our institutional capital management joint ventures during the first six months of 2007. Our controlled approach has allowed the Company to maintain an extremely strong balance sheet, which will enable us to take advantage of future opportunities.”

Operating Portfolio Performance Improves Year-Over-Year

As of June 30, 2007, the Company owned 366 consolidated operating properties, or 53.2 million square feet, compared to 363 consolidated operating properties, or 53.6 million square feet, at June 30, 2006. Net operating income was $47.3 million in the second quarter of 2007, an increase of 23.2% compared to the second quarter of 2006, which included the acquisition of a portfolio comprised of 78 buildings encompassing 7.9 million square feet. DCT Industrial’s consolidated operating portfolio occupancy was 92.9% at June 30, 2007, compared to 92.3% at June 30, 2006. Including properties held in joint ventures, occupancy at June 30, 2007 was 93.7%, compared to 92.6% a year ago.

Benefiting from higher rental revenue and occupancy, same store net operating income increased 4.3% on a cash basis and 2.9% on a GAAP basis in the second quarter of 2007, when compared to the same period last year. Same store occupancy at June 30, 2007 was 92.6%, compared to 92.2% at June 30, 2006.

Leasing activity was strong, with 2.3 million square feet of leases signed during the second quarter, and 3.9 million square feet of leases signed year-to-date. The Company’s tenant retention rate was 66.5% in the second quarter of 2007, and 72.4% year-to-date. On a GAAP basis, realized rent growth on signed leases for which there was a prior tenant averaged 3.8% in the second quarter of 2007, and 9.7% for the six months ended June 30, 2007. On a cash basis, rents on signed leases decreased by 2.2% in the second quarter of 2007, and grew 0.6% in the six months ended June 30, 2007.

Institutional Capital Management – Assets Increase $153 Million from December 31, 2006

Capital management and other fee revenue totaled $0.6 million in the second quarter of 2007, compared to $0.1 million in the second quarter of 2006. Total assets under management grew substantially, totaling $404.7 million at June 30, 2007, an increase of $152.7 million from December 31, 2006. The Company’s institutional capital management business had 7.7 million square feet under management at June 30, 2007, compared to 2.6 million square feet at June 30, 2006.

During the second quarter of 2007, the Company contributed three industrial buildings comprising approximately 905,000 square feet, for a total value of approximately $46.5 million, to its institutional capital management joint ventures, TRT/DCT Venture I and TRT/DCT Venture II. The buildings contributed are located in the Cincinnati, Columbus and Kansas City markets.

Investment and Development Activity – Momentum Building in Southern California

During the second quarter of 2007, DCT Industrial acquired six properties totaling approximately 623,000 square feet for a combined purchase price of approximately $41.2 million. The properties had an overall occupancy of 95.6% as of June 30, 2007.

DCT Industrial’s development activity increased to 5.5 million square feet under development, including forward-commitments, at the end of the second quarter of 2007. During the second quarter, the Company began construction of two buildings totaling 126,000 square feet in Orlando. In the Inland Empire market of Southern California, DCT Industrial started construction on a 413,062 square foot building at Sycamore Canyon, which is 85% pre-leased, and also started 518,000 square feet at Southern California Logistics Airport (SCLA) . The previously announced 408,000 square foot build-to-suit for Newell Rubbermaid at SCLA is expected to be completed in September 2007. Total development activity at SCLA increased to 926,000 square feet as of June 30, 2007, with another 1,055,000 square feet in pre-development.

Jim Cochran, DCT Industrial’s President and Chief Investment Officer, commented, “Our commitment to expanding the Company’s development program remains a top priority. At quarter end we had almost 3 million square feet of development and pre-development activity in Southern California, the strongest distribution market in the U.S. In Mexico, our development venture with Nexxus in Monterrey has gained momentum as we recently signed a 10-year lease with Fluidmaster, Inc. for 107,000 square feet commencing in mid-August, with an agreement to expand the building to approximately 190,000 square feet a year later.”

Guidance

DCT Industrial has reaffirmed 2007 FFO guidance of $0.67 to $0.72 per diluted share, and increased net income guidance to $0.16 to $0.21 per diluted share.

Conference Call Information

DCT Industrial will host a conference call to discuss second quarter results and its recent business activities on Wednesday, August 8, 2007 at 12:00 PM Eastern. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing 480-293-1744. A telephone replay will be available shortly after the call until Wednesday, August 22, 2007, by dialing 303-590-3030 and entering the passcode 3753745. A live webcast and replay of the conference call will be available on the investor relations page of DCT’s website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust Inc. is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in 24 of the highest volume distribution markets in the U.S. and in Mexico. As of June 30, 2007, DCT Industrial Trust owned, managed or had under development 418 properties totaling more than 67 million square feet leased to more than 780 corporate customers. Properties include 366 consolidated operating properties, 12 consolidated properties under development or redevelopment, six properties held for contribution, 20 unconsolidated properties held in joint ventures, eight unconsolidated development properties, and six properties under management. Further information can be found at www.dctindustrial.com.

CONTACT:

Sara Bockh

Corporate Communications

DCT Industrial Trust Inc.

303-597-1550

investorrelations@dctindustrial.com

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands, except share and per share information)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Land	$512,486	$513,143
Buildings and improvements	2,121,483	2,120,821
Intangible lease assets	189,143	198,222
Construction in progress	35,098	32,702

Total Investment in Properties	2,858,210	2,864,888
Less accumulated depreciation and amortization	(256,995)	(199,574)

Net Investment in Properties	2,601,215	2,665,314
Investments in and advances to unconsolidated joint ventures	56,474	42,336

Net Investment in Real Estate	2,657,689	2,707,650
Cash and cash equivalents	45,634	23,310
Notes receivable	25,221	9,205
Deferred loan costs, net	5,498	6,175
Deferred loan costs – financing obligations, net	8,939	16,467
Straight-line rent and other receivables	19,920	17,137
Other assets, net	21,048	27,637
Assets held for sale	—	41,895

Total Assets	$2,783,949	$2,849,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$31,142	$27,341
Distributions payable	31,839	30,777
Tenant prepaids and security deposits	13,539	12,329
Other liabilities	3,279	14,135
Intangible lease liability, net	14,872	17,595
Lines of credit	27,000	34,278
Senior unsecured notes	425,000	425,000
Mortgage notes	644,501	641,081
Financing obligations	95,477	191,787
Liabilities related to assets held for sale	—	276

Total Liabilities	1,286,649	1,394,599

Minority interests	285,918	225,920
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 168,354,596 shares issued and outstanding as of June 30, 2007 and December 31, 2006	1,684	1,684
Additional paid-in capital	1,594,620	1,595,808
Distributions in excess of earnings	(388,289)	(357,076)
Accumulated other comprehensive income (loss)	3,367	(11,459)

Total Stockholders’ Equity	1,211,382	1,228,957

Total Liabilities and Stockholders’ Equity	$2,783,949	$2,849,476

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
REVENUES:
Rental revenues	$63,008	$49,293	$127,983	$94,117
Institutional capital management and other fees	572	126	1,318	178

Total Revenues	63,580	49,419	129,301	94,295

OPERATING EXPENSES:
Rental expenses	7,465	4,556	15,324	8,671
Real estate taxes	8,248	6,356	16,768	12,495
Real estate related depreciation and amortization	28,389	26,353	57,157	49,592
General and administrative	5,677	1,263	9,733	1,942
Asset management fees, related party	—	4,297	—	7,815

Total Operating Expenses	49,779	42,825	98,982	80,515

Operating Income	13,801	6,594	30,319	13,780

OTHER INCOME AND EXPENSE:
Equity in income (losses) of unconsolidated joint ventures, net	(31)	(129)	43	(182)
Gain on dispositions of real estate interests	9,132	4,044	17,017	8,032
Interest expense	(15,204)	(14,623)	(32,071)	(26,157)
Interest income and other	2,157	2,060	3,139	4,522
Income taxes	(513)	(189)	(984)	(240)

Income (Loss) Before Minority Interests and Discontinued Operations	9,342	(2,243)	17,463	(245)

Minority interests	(1,397)	118	(2,479)	294

Income (Loss) From Continuing Operations	7,945	(2,125)	14,984	49

Income (Loss) From Discontinued Operations	(108)	479	8,208	260

NET INCOME (LOSS)	$7,837	$(1,646)	$23,192	$309

INCOME PER COMMON SHARE – BASIC:
Income (Loss) From Continuing Operations	$0.05	$(0.01)	$0.09	$0.00
Income (Loss) From Discontinued Operations	(0.00)	0.00	0.05	0.00

Net Income (Loss)	$0.05	$(0.01)	$0.14	$0.00

INCOME PER COMMON SHARE – DILUTED:
Income (Loss) From Continuing Operations	$0.05	$(0.01)	$0.09	$0.00
Income (Loss) From Discontinued Operations	(0.00)	0.00	0.05	0.00

Net Income (Loss)	$0.05	$(0.01)	$0.14	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	168,355	150,053	168,355	147,812

Diluted	198,703	150,053	197,711	150,315

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Funds From Operations

(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income attributable to common shares	$7,837	$(1,646)	$23,192	$309
Adjustments:
Real estate related depreciation and amortization	28,389	27,617	57,172	52,109
Equity in (income) losses of unconsolidated joint ventures	31	129	(43)	182
Equity in FFO of unconsolidated joint ventures	415	93	811	150
Gain on disposition of real estate interests	(9,132)	(4,044)	(17,017)	(8,032)
Gain on disposition of real estate interests related to discontinued operations	—	—	(9,561)	—
Gain on dispositions of non-depreciated real estate	9,014	4,065	12,725	4,065
Minority interest in the operating partnership’s share of the above adjustments	(4,397)	(795)	(6,602)	(1,942)

Funds from operations attributable to common shares – basic	32,157	25,419	60,677	46,841
FFO attributable to dilutive OP Units	5,774	523	10,571	805

Funds from operations attributable to common shares – diluted	$37,931	$25,942	$71,248	$47,646

Basic FFO per common share	$0.19	$0.17	$0.36	$0.32
Diluted FFO per common share	$0.19	$0.17	$0.36	$0.32
Weighted average common shares outstanding:
Basic	168,355	150,053	168,355	147,812
Dilutive OP Units	30,348	3,088	29,356	1,913

Diluted	198,703	153,141	197,711	150,315

The following table is a reconciliation of our NOI to our reported net income from continuing operations for the three and six months ended June 30, 2007 and 2006 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Same Store property NOI	$33,634	$32,682	$63,605	$63,137
Non-Same Store property NOI	13,661	5,699	32,286	9,814
Institutional capital management and other fees	572	126	1,318	178
Real estate related depreciation and amortization	(28,389)	(26,353)	(57,157)	(49,592)
General and administrative expenses	(5,677)	(1,263)	(9,733)	(1,942)
Asset management fees, related party	—	(4,297)	—	(7,815)
Equity in income (losses) of unconsolidated joint ventures, net	(31)	(129)	43	(182)
Gain on dispositions of real estate interests	9,132	4,044	17,017	8,032
Interest expense	(15,204)	(14,623)	(32,071)	(26,157)
Interest income and other	2,157	2,060	3,139	4,522
Income taxes	(513)	(189)	(984)	(240)
Minority interests	(1,397)	118	(2,479)	294

Income (Loss) from Continuing Operations	$7,945	$(2,125)	$14,984	$49

	Full-Year Range for 2007
	(low)	(high)
Guidance:
Earnings per diluted share	$0.16	$0.21
Real estate related depreciation and amortization	0.58	0.58
Gain on dispositions of real estate interests, net	(0.07)	(0.07)

FFO attributable to common shares per diluted share	$0.67	$0.72

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gain (or loss) from dispositions of real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of DCT Industrial’s performance.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes; national, international, regional and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.